As filed with the Securities and Exchange Commission on July 1 , 2014

Registration Number  333-196857

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________

EROS INTERNATIONAL PLC

(Exact name of Registrant as specified in its charter)

Isle of Man	7822	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 County Avenue
Secaucus, New Jersey 07094

(201) 558-9021

(Address, including zip code and telephone number, including area code, of registrant’s of principal executive offices)

Ken Naz

550 County Avenue
Secaucus, New Jersey 07094

(201) 558-9021

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Peter Wardle Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071 (213) 229-7000	John-Paul Motley Steven L. Grossman O’Melveny & Myers LLP 1999 Avenue of the Stars, 7th Floor Los Angeles, CA 90067 (310) 553-6700

_______________________________

As soon as practicable after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Minimum Offering Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
A Ordinary Shares, GBP 0.30 par value	8,050,000	$15.51	$124,855,500	$16,081.39 (3)
(1)	Includes 1,050,000 shares that the underwriters have the option to purchase. See “Underwriting.”
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of an A ordinary share on the New York Stock Exchange on June 13, 2014, which was $15.51.
(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 1 (Amendment No. 1) to the Registration Statement on Form F-1 (File No. 333-196857) of Eros International Plc (Registration Statement) is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subject to any contrary provision in a company’s articles, section 112 of the 2006 Act allows an Isle of Man company to indemnify its directors against all expenses and against all judgments, if such director acted honestly and in good faith and in what he believed to be in the best interests of the company, or where he had reasonable cause to believe that his conduct was lawful. The articles of association will not contain any contradictory provisions to section 112 of the Act. Provided that the conditions contained under section 112 of the 2006 Act and our articles of association are satisfied, the Act and our articles of association provide for the indemnification of our directors and officers in terms sufficiently broad to indemnify such person against all expenses and judgments arising under the Securities Act.

Our formation documents provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under Isle of Man law.

In addition to the indemnification to be provided by our formation documents, we have entered into agreements to indemnify our directors and executive officers. These agreements, subject to certain exceptions, require us to, among other things, indemnify these directors and executive officers for certain expenses, including attorney fees, witness fees and expenses, expenses of accountants and other advisors, and the premium, security for and other costs relating to any bond, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

The Underwriting Agreement to be filed as Exhibit 1.1 will provide for indemnification by the underwriters of us, our directors and officers and by us of the underwriters, for some liabilities arising under the Securities Act, and affords some rights of contribution with respect thereto.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

With the exception of our shares traded on the Alternative Investment Market of the London Stock Exchange and on the New York Stock Exchange, in the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.

•	On October 3, 2011, we issued 691,780 ordinary shares to employees and directors as bonus/remuneration issued at $9.99 per share based on the mid-market price on the grant date.
•	On April 18, 2012, we issued 2,000,164 ordinary shares to the Company’s Employee Benefits Trust Pursuant to the JSOP at $12.77 per share based on the mid-market price on the grant date.
•	On August 12, 2013, we issued 477,000 ordinary shares for employee bonus/remuneration issued at $10.83 per share based on the mid-market price on the grant date.
•	Ms. Deshpande was issued 1,676,645 shares of the Company on September 18, 2013 pursuant to her employment contract.
•	On November 18, 2013, the Company completed the initial public offering of its ‘A’ ordinary shares on the New York Stock Exchange (NYSE), pursuant to which the Company issued and sold 5,000,000 ‘A’ ordinary shares at a price of $11.00 per share.
•	On November 18, 2013, the Company issued 299,812 A ordinary shares with a fair market value of $11.00 per share, to satisfy the Share awards given to certain eligible employees, and 181,818 A ordinary shares with a fair market value of $11.00 per share, to satisfy certain contractual arrangements between the Company and a Director.

The sales of the above securities were exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation.

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ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Title	Reference
1.1	Form of Underwriting Agreement	(a)
3.1	Memorandum of Association	(f)
3.2	Articles of Association	(f)
4.1	Form of A Share Certificate	(d)
5.1	Opinion of Cains Advocates Limited	(a)
10.1	Relationship Agreement, dated as of December 16, 2009, between Eros International Media Limited, Eros International Plc, and Eros Worldwide FZ-LLC	(b)
10.2	Shareholders’ Agreement, dated as of January 13, 2007, between Eros Multimedia Private Limited and The Group and Big Screen Entertainment Private Limited	(b)
10.3	Shareholder Agreement, dated July 11, 2007, for Ayngaran International Limited	(b)
10.4	Employment Agreement of Sunil Lulla as Executive Vice Chairman of Eros International Media Limited, dated September 29, 2009	(b)
10.5	Service Agreement of Andrew Heffernan as Chief Financial Officer, dated June 27, 2006	(b)
10.6	Services Agreement of Kishore Lulla as Chairman and Chief Executive Officer, dated June 27, 2006	(b)
10.7	Service Agreement of Vijay Ahuja as Vice Chairman and President (International), dated June 27, 2006	(b)
10.8	Rules of the Eros International Plc Bonus Share Plan Unapproved Option Scheme 2006, dated May 17, 2006	(b)
10.9	Credit Facility, dated January 5, 2012, between Eros International Plc, Citibank, N.A., London Branch, Lloyds TSB Bank Plc and the Royal Bank of Scotland Plc, with Lloyds TSB Bank Plc as Facility Agent, in the original principal amount of $125 million	(b)
10.10	Increase Confirmation, dated January 27, 2012, from UBS AG, Singapore Branch, to Lloyds TSB Bank Plc as Facility Agent and Eros International Plc	(b)
10.11	IPO Plan Form of Option Agreement	(d)
10.12	Eros International Media Pvt. Ltd. ESOP 2009	(c)
10.13	Form of Joint Share Ownership Deed Measured By Total Share Return	(c)
10.14	Form of Joint Share Ownership Deed Measured By Super Total Share Return	(c)
10.15	Form of Joint Share Ownership Deed Measured By Earnings Per Share	(c)
10.16	Employee Benefit Trust Deed	(c)
10.17	Form of Option Agreement for Option Awards Approved April 17, 2012	(d)
10.18	Service Agreement of Jyoti Deshpande as Group Chief Executive Officer and Managing Director of Eros International Plc, dated September 5, 2013	(e)
10.19	Employment Agreement of Jyoti Deshpande as Executive Director of Eros International Media Limited, dated August 29, 2013	(d)
10.20	Service Agreement of Jyoti Deshpande as Chief Executive Officer of Eros International Limited, dated September 1, 2013	(d)
10.21	Service Agreement of Vijay Ahuja as Executive Director of Eros International Pte Ltd, dated April 1, 2013	(d)

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10.22	Service Agreement of Pranab Kapadia as President - Europe & Africa of Eros International Ltd., dated December 1, 2007.	(d)
10.23	Form of Increase Confirmation, dated July 31, 2013, from HSBC Bank Plc to Lloyds TSB Bank Plc as Facility Agent and Eros International Plc	(d)
21.1	Subsidiaries of Eros International Plc	(f)
23.1	Consent of Cains Advocates Limited (included in Exhibit 5.1)	( a )
23.2	Consent of Grant Thornton UK LLP	( g )
23.3	Consent of Grant Thornton India LLP	( g )
23.4	Consent to Use of Federation of Indian Chambers of Commerce and Industry - KPMG Indian Media and Entertainment Industry Reports	( g )

____________________

(a)	Filed herewith
(b)	Previously filed on March 30, 2012 as an exhibit to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(c)	Previously filed on April 24, 2012 as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(d)	Previously filed on October 29, 2013 as an exhibit to Amendment No. 5 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(e)	Previously filed on November 5, 2013 as an exhibit to Amendment No. 6 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(f)	Previously filed on June 17, 2014 as an exhibit to the Company’s Annual Report on Form 20-F and incorporated herein by reference.
(g)	Previously filed on June 18, 2014 as an exhibit to the Company’s Registration Statement on Form F-1 (File No. 333-196857) and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, on July 1 , 2014.

EROS INTERNATIONAL PLC

By:	/s/ Jyoti Deshpande
Jyoti Deshpande Group Chief Executive Officer & Managing Director

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Amendment No. 1 to Registration Statement in the capacities and on the date indicated.

/s/ Kishore Lulla
Kishore Lulla	Chairman	July 1 , 2014

/s/ Jyoti Deshpande
Jyoti Deshpande	Group Chief Executive Officer & Managing Director (Principal Executive Officer)	July 1 , 2014

/s/ Andrew Heffernan
Andrew Heffernan	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1 , 2014

*
Vijay Ahuja	Director	July 1 , 2014

*
Naresh Chandra	Director	July 1 , 2014

*
Dilip Thakkar	Director	July 1 , 2014

*
Sunil Lulla	Director	July 1 , 2014

*
Michael Kirkwood	Director	July 1 , 2014

*
Ken Naz	President of Americas Operations (Authorized Representative in the U.S.).	July 1 , 2014

*By:   /s/ Kishore Lulla

Kishore Lulla

Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Title	Reference
1.1	Form of Underwriting Agreement	(a)
3.1	Memorandum of Association	(f)
3.2	Articles of Association	(f)
4.1	Form of A Share Certificate	(d)
5.1	Opinion of Cains Advocates Limited	(a)
10.1	Relationship Agreement, dated as of December 16, 2009, between Eros International Media Limited, Eros International Plc, and Eros Worldwide FZ-LLC	(b)
10.2	Shareholders’ Agreement, dated as of January 13, 2007, between Eros Multimedia Private Limited and The Group and Big Screen Entertainment Private Limited	(b)
10.3	Shareholder Agreement, dated July 11, 2007, for Ayngaran International Limited	(b)
10.4	Employment Agreement of Sunil Lulla as Executive Vice Chairman of Eros International Media Limited, dated September 29, 2009	(b)
10.5	Service Agreement of Andrew Heffernan as Chief Financial Officer, dated June 27, 2006	(b)
10.6	Services Agreement of Kishore Lulla as Chairman and Chief Executive Officer, dated June 27, 2006	(b)
10.7	Service Agreement of Vijay Ahuja as Vice Chairman and President (International), dated June 27, 2006	(b)
10.8	Rules of the Eros International Plc Bonus Share Plan Unapproved Option Scheme 2006, dated May 17, 2006	(b)
10.9	Credit Facility, dated January 5, 2012, between Eros International Plc, Citibank, N.A., London Branch, Lloyds TSB Bank Plc and the Royal Bank of Scotland Plc, with Lloyds TSB Bank Plc as Facility Agent, in the original principal amount of $125 million	(b)
10.10	Increase Confirmation, dated January 27, 2012, from UBS AG, Singapore Branch, to Lloyds TSB Bank Plc as Facility Agent and Eros International Plc	(b)
10.11	IPO Plan Form of Option Agreement	(d)
10.12	Eros International Media Pvt. Ltd. ESOP 2009	(c)
10.13	Form of Joint Share Ownership Deed Measured By Total Share Return	(c)
10.14	Form of Joint Share Ownership Deed Measured By Super Total Share Return	(c)
10.15	Form of Joint Share Ownership Deed Measured By Earnings Per Share	(c)
10.16	Employee Benefit Trust Deed	(c)
10.17	Form of Option Agreement for Option Awards Approved April 17, 2012	(d)
10.18	Service Agreement of Jyoti Deshpande as Group Chief Executive Officer and Managing Director of Eros International Plc, dated September 5, 2013	(e)
10.19	Employment Agreement of Jyoti Deshpande as Executive Director of Eros International Media Limited, dated August 29, 2013	(d)
10.20	Service Agreement of Jyoti Deshpande as Chief Executive Officer of Eros International Limited, dated September 1, 2013	(d)
10.21	Service Agreement of Vijay Ahuja as Executive Director of Eros International Pte Ltd, dated April 1, 2013	(d)

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10.22	Service Agreement of Pranab Kapadia as President - Europe & Africa of Eros International Ltd., dated December 1, 2007.	(d)
10.23	Form of Increase Confirmation, dated July 31, 2013, from HSBC Bank Plc to Lloyds TSB Bank Plc as Facility Agent and Eros International Plc	(d)
21.1	Subsidiaries of Eros International Plc	(f)
23.1	Consent of Cains Advocates Limited (included in Exhibit 5.1)	( a )
23.2	Consent of Grant Thornton UK LLP	( g )
23.3	Consent of Grant Thornton India LLP	( g )
23.4	Consent to Use of Federation of Indian Chambers of Commerce and Industry - KPMG Indian Media and Entertainment Industry Reports	( g )

____________________

(a)	Filed herewith
(b)	Previously filed on March 30, 2012 as an exhibit to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(c)	Previously filed on April 24, 2012 as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(d)	Previously filed on October 29, 2013 as an exhibit to Amendment No. 5 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(e)	Previously filed on November 5, 2013 as an exhibit to Amendment No. 6 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(f)	Previously filed on June 17, 2014 as an exhibit to the Company’s Annual Report on Form 20-F and incorporated herein by reference.
(g)	Previously filed on June 18, 2014 as an exhibit to the Company’s Registration Statement on Form F-1 (File No. 333-196857) and incorporated herein by reference.

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